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                                                                Exhibit 10(m)(7)


                               AMENDMENT TO THE
                         ICF KAISER INTERNATIONAL, INC.
                              SECTION 401(k) PLAN

     WHEREAS, Kaiser Group International, Inc., which was formerly named ICF Kaiser International, Inc. (the "Company"), maintains that ICF Kaiser International, Inc. Section 401(k) Plan (the "Plan"), which was most recently restated effective January 1, 1996;

     WHEREAS, the Company would like to amend the Plan to increase the amount of pre-tax contributions and employer matching contributions under the Plan;

     WHEREAS, the Company has retained the authority pursuant to Section 10.2 of the Plan to amend the Plan;

     NOW THEREFORE, BE IT RESOLVED, that, effective January 1, 2001, the following amendments are adopted:

     1. The Plan is renamed the Kaiser Group International, Inc. Section 401(k) Plan.

     2. All references to ICF Kaiser International, Inc. shall be replaced with Kaiser Group International, Inc.

     3. Section 1.24 is deleted in its entirety and the remaining Sections are renumbered accordingly.

     4. Section 4.1 is deleted in its entirety and the following language is substituted therefor:

          Subject to the rules set forth in this Article IV, each Participant who is an Employee may elect to defer into this Plan in 1% increments up to a maximum of 15% of Compensation, or such other maximum percentage as may be determined in writing by the Committee. Participants shall not be required to make contributions to the Plan or Trust.

     5.  Section 3.1 is deleted in its entirety and replaced with the following:

         A Participant's Account shall be fully vested at all times.

     6. The last sentence of Section 4.3 is deleted in its entirety and the following language is substituted therefor:

          The Employer matching contribution shall equal to 250% of such Participant's Salary Deferrals.

      7. Section 5.2 is deleted in its entirety and the remaining subsections are renumbered accordingly.

          Executed this 1st day of January, 2001.



                       KAISER GROUP INTERNATIONAL, INC.

                            By: /s/ John T. Grigsby, Jr.
                                ------------------------
                                Title: President and Chief Executive Officer